Exhibit 4(v)


No. W _____
                          VOID AFTER_______________, 2001

                                                     WARRANTS


                                              WARRANT CERTIFICATE TO
                                        PURCHASE ONE SHARE OF COMMON STOCK

                                         THERMO-MIZER ENVIRONMENTAL CORP.


THIS CERTIFIES THAT, FOR VALUE RECEIVED

or registered assigns (the "Registered Holder") is the owner of the number of Warrants (the
"Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the
 Warrant Agreement (as
hereinafter defined), one fully paid and nonassessable share of Common Stock,
 $.001 par value, of
Thermo-Mizer Environmental Corp., a Delaware corporation (the "Company"), at any time
between ____________, 1996, (the "Initial Warrant Exercise Date"),
 and the Expiration Date (as
hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the
Subscription Form on the reverse hereof duly executed, at the corporate office of the Company ,
528 Oritan Avenue, Ridgefield, New Jersey 07657, accompanied by payment of
 $3.00 subject to
adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by certified or bank check made payable to the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the anti-dilution provisions set forth in the Warrant Agreement (the
"Warrant Agreement"), dated March 7, 1996, by and between the Company and
 American Stock
Transfer & Trust Company..

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase
Price and the number of shares of Common Stock subject to purchase upon the exercise of each
Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all of the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, for
the balance of such Warrants.

         The term "Expiration Date" shall mean 4:00 p.m. (New York time) on ____________,

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2001.  If such date shall in the State of New York be a holiday or a day on which the banks are
authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next
following day which in the State of New York is not a holiday or a day on which banks are authorized to close. The Company shall not extend the Expiration Date nor reduce the Purchase
Price.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the
"Act"), with respect to such securities is effective or an exemption thereunder is available. This
Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered
Holder at the corporate office of the Company, for a new Warrant Certificate or Warrant
Certificates of like tenor representing an equal aggregate number of Warrants, each of such new
Warrant Certificates to represent such number of Warrants as shall be designated by such
Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange
therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any
notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant
Agent may deem and treat the Registered Holder as the absolute owner hereof and of each
Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made
by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the
Warrant Agreement.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated: ____________, 1996

[SEAL]                              THERMO-MIZER ENVIRONMENTAL CORP.

                                    By:_______________________________________
                                          Jon J. Darcy, President



                                    By:_______________________________________
                                           Steven Schuster, Secretary

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                                                 SUBSCRIPTION FORM

                                      To Be Executed by the Registered Holder
                                           in Order to Exercise Warrants


         The undersigned Registered Holder hereby irrevocably elects to exercise _________
Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

                                           PLEASE INSERT SOCIAL SECURITY
                                            OR OTHER IDENTIFYING NUMBER


                                               ____________________

                                               ____________________

                                               ____________________

                                               ____________________
                                      (please print or type name and address)

and be delivered to


                                               ____________________

                                               ____________________

                                               ____________________

                                               ____________________
                                      (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant
Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the
name of, and delivered to, the Registered Holder at the address stated below.

                                                    ASSIGNMENT

                                      To Be Executed by the Registered Holder
                                            in Order to Assign Warrants


FOR VALUE RECEIVED, ___________________, hereby sells, assigns and transfers unto

                                         PLEASE INSERT SOCIAL SECURITY OR
                                             OTHER IDENTIFYING NUMBER

                                               ____________________

                                               ____________________

                                               ____________________

                                               ____________________
                                      (please print or type name and address)

_______________________of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _________________________ Attorney to transfer this
Warrant Certificate on the books and records of the Company, with full power of substitution in
the premises.

Dated:__________________


                   X_______________________________________
                            Signature Guaranteed


                       ______________________________________



THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED
BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST
STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.

warrant.cer

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